                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 333-04711, No. 333-24257 and No. 333-43855) of Communication Intelligence Corporation of our report dated March 25, 1998 appearing in this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectuses.

PRICE WATERHOUSE LLP
San Jose, California
March 30, 1998